Filed Pursuant to Rule 433
Registration Statement No. 333-136681
September 11, 2007
Issuer: International Lease Finance Corporation
Issue of Securities: Medium Term Notes
Principal Amount: $300,000,000
Coupon: 5.625%
Interest Payment Dates: Semi-annually every Mar 15 and Sep 15, commencing March 15, 2008
Maturity: September 15, 2010
Initial Price to Public: 99.760
Underwriters Discount: 0.150%
Proceeds before expenses: $298,830,000
Optional Redemption: N/A
Minimum Denomination: $50,000 and integral multiples of $1,000 Settlement Date: September 14, 2007
CUSIP: 45974VB56
Underwriters: Citigroup Global Markets Inc. (100%)
The issuer has filed a registration statement (including a prospectus)with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the documents incorporated by reference therein and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407.